                                                                    Exhibit 1(c)
                               PRICING AGREEMENT



                                                                   July 26, 2001


Lehman Brothers Inc.
Goldman, Sachs & Co.
As Representatives of the several
Underwriters named in Schedule I hereto
c/o Lehman Brothers Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285
     -and-
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs:

     WAL-MART STORES, INC., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 26, 2001, (the "Underwriting Agreement"), between the Company, on the one hand, and you, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities").

     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 or 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Finance Subsidiaries.

                                    Very truly yours,

                                    WAL-MART STORES, INC.



                                    By: /s/ Joseph J. Fitzsimmons
                                        --------------------------
                                        Name:  Joseph J. Fitzsimmons
                                        Title: Secior Vice President & Treasurer

Acknowledged and agreed as
of the date hereof:

WAL-MART CAYMAN (EURO) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

WAL-MART CAYMAN (CANADIAN) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

WAL-MART CAYMAN (STERLING) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

Accepted as of the date hereof:

LEHMAN BROTHERS INC.



By:  /s/ Allen B. Cutler
    --------------------------------------
    Name:  Allen B. Cutler
    Title: Managing Director


 /s/ Goldman, Sachs & Co.
------------------------------------------
  (Goldman, Sachs & Co.)

As Representatives of the several
Underwriters named in Schedule I hereto

                                                                      SCHEDULE I

Underwriter                                               Principal Amount            Principal Amount of
-----------                                               of 4.375% Notes                5.450% Notes
                                                           Due 2003 to be               Due 2006 to be
                                                             Purchased                     Purchased
                                                             ---------                     ---------
Lehman Brothers Inc...............................       $  375,000,000                $  375,000,000
Goldman, Sachs & Co...............................          375,000,000                   375,000,000
Chase Securities Inc..............................          180,000,000                   180,000,000
Banc One Capital Markets, Inc.....................          150,000,000                   150,000,000
Fleet Securities, Inc.............................           60,000,000                    60,000,000
TD Securities (USA) Inc...........................           60,000,000                    60,000,000
Wachovia Securities, Inc..........................           60,000,000                    60,000,000
Deutsche Banc Alex. Brown Inc.....................           45,000,000                    45,000,000
Salomon Smith Barney Inc..........................           45,000,000                    45,000,000
Credit Suisse First Boston Corporation............           30,000,000                    30,000,000
First Union Securities, Inc.......................           30,000,000                    30,000,000
Morgan Stanley & Co. Incorporated.................           30,000,000                    30,000,000
Wells Fargo Brokerage Services, LLC...............           30,000,000                    30,000,000
The Williams Capital Group, L.P...................           30,000,000                    30,000,000
                                                         --------------                --------------
                              TOTAL                      $1,500,000,000                $1,500,000,000
                                                         ==============                ==============

                                                                     SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

     4.375% Notes Due 2003 ("Notes Due 2003")

     5.450% Notes Due 2006 ("Notes Due 2006" and, together with the Notes Due 2003, the "Notes")

AGGREGATE PRINCIPAL AMOUNT:

     In the case of the Notes Due 2003, $1,500,000,000; and

     in the case of the Notes Due 2006, $1,500,000,000.

PRICE TO PUBLIC:

     In the case of the Notes Due 2003, 99.854% of the principal amount of the Notes Due 2003, plus accrued interest, if any, from July 31, 2001; and

     in the case of the Notes Due 2006, 99.814% of the principal amount of the Notes Due 2006, plus accrued interest, if any, from July 31, 2001.

PURCHASE PRICE TO UNDERWRITERS, SELLING CONCESSIONS AND REALLOWANCE CONCESSIONS:

     In the case of the Notes Due 2003, the purchase price to the Underwriters shall be 99.604% of the principal amount of the Notes Due 2003, plus accrued interest, if any from July 31, 2001; and the selling concession shall be 0.150% and the reallowance concession shall be 0.125%, in each case of the principal amount of the Notes Due 2003; and

     in the case of the Notes Due 2006, the purchase price to the Underwriters shall be 99.464% of the principal amount of the Notes Due 2006, plus accrued interest, if any from July 31, 2001; and the selling concession shall be 0.200 % and the reallowance concession shall be 0.125 %, in each case of the principal amount of the Notes Due 2006.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Immediately available funds by wire.

INDENTURE:

     Indenture dated as of July 5, 2001, among the Company, Wal-Mart Cayman
     (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co., as Issuers, Wal-Mart Stores, Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee.

MATURITY:

     In the case of the Notes Due 2003, August 1, 2003; and

     in the case of the Notes Due 2006, August 1, 2006.

INTEREST RATE:

     In the case of the Notes due 2003, 4.375% from and including July 31, 2001; and

     in the case of the Notes due 2006, 5.450% from and including July 31, 2001.

     In the case of all of the Notes, interest shall be payable semi-annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

     In addition, the Company shall pay Additional Amounts to holders of each of the Notes as, and to the extent set forth under the caption "Description of the Notes--Payment of Additional Amounts" on the Prospectus Supplement dated the date hereof relating to the Notes.

INTEREST PAYMENT DATES:

     In the case of all of the Notes, February 1 and August 1 of each year, commencing on February 1, 2002.

INTEREST PAYMENT RECORD DATES:

     In the case of each of the Notes, January 15 and July 15 of each year, respectively.

REDEMPTION PROVISIONS:

     No mandatory redemption provisions.

     The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes--Redemption upon a Tax Event" in the Prospectus Supplemental dated the date hereof relating to the Notes.

SINKING FUND PROVISIONS:

     None.

OTHER PROVISIONS:

     As set forth in the Prospectus Supplement dated July 26, 2001 (the "Prospectus Supplement") to the Prospectus dated July 26, 2001 (the "Prospectus").

TIME OF DELIVERY:

     9:30 a.m. (New York City time) on July 31, 2001

CLOSING LOCATION:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Lehman Brothers Inc.                    Goldman, Sachs & Co.
     3 World Finance Center                  85 Broad Street
     200 Vesey Street                        New York, New York 10004
     New York, New York 10285

ADDRESSES FOR NOTICES:

     Lehman Brothers Inc.                    Goldman, Sachs & Co.
     3 World Finance Center                  85 Broad Street
     200 Vesey Street                        New York, New York 10004
     New York, New York 10285                Attention: Registration Department
     Attention: Debt Capital Markets                    Fax: (212) 902-9020
                Consumer Retail Group
                Fax: (212) 526-1553
OTHER MATTERS:

     (A) Each Underwriter hereby represents to, and agrees with, the Company that:

               (1) it has not offered or sold and prior to the date six months after the Time of Delivery will not offer to sell Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     (B) Each Underwriter hereby acknowledges and agrees that the Notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as party of any re-offering, and neither this prospectus supplement and the attached prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

     (C) Each Underwriter hereby acknowledges and agrees that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

     (D) The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

               (1) the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

               (2) the first sentence of the second paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Underwriters; and

               (3) the third paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters.